      As filed with the Securities and Exchange Commission on May 26, 1998


                                                      Registration No. 333-49617
                                                                           -----

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------


                        PRE-EFFECTIVE AMENDMENT NO. 2


                                      TO

                                    FORM S-4

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                           UNION PLANTERS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

           TENNESSEE                                6712                                62-0859007
(State or Other Jurisdiction of         (Primary Standard Industrial       (I.R.S. Employer Identification No.)
 Incorporation or Organization)          Classification Code Number)

                           7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018
                                 (901) 580-6000

       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               E. JAMES HOUSE, JR.
                  SECRETARY AND MANAGER OF THE LEGAL DEPARTMENT
                           UNION PLANTERS CORPORATION
                           7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018
                                 (901) 580-6596

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               WITH COPIES TO:

      FRANK M. CONNER III                        G. THOMAS ANDES                         EDWARD D. HERLIHY
       ALSTON & BIRD LLP              CHAIRMAN OF THE BOARD, PRESIDENT, AND       WACHTELL, LIPTON, ROSEN & KATZ
 601 PENNSYLVANIA AVENUE, N.W.               CHIEF EXECUTIVE OFFICER                    51 WEST 52ND STREET
   NORTH BUILDING, 11TH FLOOR                   MAGNA GROUP, INC.                    NEW YORK, NEW YORK 10019
     WASHINGTON, D.C. 20004                      ONE MAGNA PLACE                          (212) 403-1000
         (202) 756-3303                  1401 SOUTH BRENTWOOD BOULEVARD
                                           ST. LOUIS, MISSOURI 63144
                                                 (314) 963-2548

                          -----------------------------
 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:

    As soon as practicable after the merger (the "Merger") described in this
                   Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]




     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), SHALL DETERMINE.

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Restated Charter of the Registrant provides as follows:

         TWELFTH:    INDEMNIFICATION OF CERTAIN PERSONS:

                  To the fullest extent permitted by Tennessee law, the Corporation may indemnify or purchase and maintain insurance to indemnify any of its directors, officers, employees or agents and any persons who may serve at the request of the Corporation as directors, officers, employees, trustees or agents of any other corporation, firm, association, national banking association, state-chartered bank, trust company, business trust, organization or any other type of entity whether or not the Corporation shall have any ownership interest in such entity. Such indemnification(s) may be provided for in the Bylaws, or by resolution of the Board of Directors or by appropriate contract with the person involved.

         Article V, INDEMNIFICATION, of the Registrant's Amended and Restated Bylaws provides as follows:

                  The Corporation does hereby indemnify its directors and officers to the fullest extent permitted by the laws of the State of Tennessee and by ARTICLE TWELFTH of its Charter. The Corporation may indemnify any other person to the extent permitted by the Charter and by applicable law.

                  Indemnification of corporate directors and officers is governed by Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act (the "Act"). Under the Act, a person may be indemnified by a corporation against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by him in connection with any threatened or pending suit or proceeding or any appeal thereof (other than an action by or in the right of the corporation), whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation of any type or kind, domestic or foreign, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation and, in criminal actions or proceedings only, in addition, had no reasonable cause to believe that his conduct was unlawful. A Tennessee corporation may indemnify a director or officer thereof in a suit by or in the right of the corporation against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such suit unless such director or officer did not act in good faith or with the degree of diligence, care and skill which ordinarily prudent men exercise under similar circumstances and in like positions.

                  A person who has been wholly successful, on the merits or otherwise, in the defense of any of the foregoing types of suits or proceedings is entitled to indemnification for the foregoing amounts. A person who has not been wholly successful in any such suit or proceeding may be indemnified only upon the order of a court or a finding that the director or officer met the required statutory standard of conduct by (i) a majority vote of a disinterested quorum of the Board of Directors, (ii) the Board of Directors based upon the written opinion of independent legal counsel to such effect, or (iii) a vote of the shareholders.

ITEM 21. EXHIBITS.

                  The following exhibits are filed herein or have been, as noted, previously filed:

Exhibit No.                              Description
------------    ----------------------------------------------------------------

    2.1 Agreement and Plan of Reorganization, dated as of February 22, 1998, by and between Union Planters Corporation and Magna Group, Inc. (Included as Appendix A to the Joint Proxy Statement included as part of this Registration Statement.)

    2.2 Plan of Merger of Magna Group, Inc. into and with Union Planters Holding Corporation. (Included as Appendix B to the Joint Proxy Statement included as part of this Registration Statement.)

    2.3 Stock Option Agreement, dated as of February 22, 1998, by and between Magna Group, Inc. and Union Planters Corporation. (Incorporated by reference to Exhibit 2 to the Schedule 13D filed by Union Planters Corporation with the SEC on March 4, 1998.)

    4.1 Restated Charter of Union Planters Corporation. (Incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K of UPC for the fiscal year ended December 31, 1996.)

    4.2         Amended and Restated Bylaws of Union Planters Corporation.
                (Incorporated by reference to exhibit 3(d) to the Annual Report on Form 10-K of UPC for the fiscal year ended December 31, 1996 (File No. 0-6919).)


    5.1 Opinion of E. James House, Jr., Secretary and Manager of the Legal Department of Union Planters Corporation, as to the validity of the shares of UPC Common Stock.



    8.1 Opinion of Alston & Bird LLP as to federal income tax consequences.



    8.2 Opinion of Wachtell, Lipton, Rosen & Katz as to federal income tax consequences.



   23.1         Consent of Price Waterhouse LLP (previously filed).



   23.2 Consent of Ernst & Young LLP, independent auditors for Magna Group, Inc. (previously filed).


   23.4 Consent of E. James House, Jr., Secretary and Manager of the Legal Department of Union Planters Corporation (included in
                Exhibit 5.1).

   23.4         Consent of Alston & Bird LLP (included in Exhibit 8.1).

   23.5         Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit
                8.2).


   23.6 Consent of Donaldson, Lufkin & Jenrette Securities Corporation (previously filed).



   23.7 Consent of Stifel, Nicolaus & Company, Incorporated (previously filed).



   24.1         Power of Attorney (previously filed).



   99.1         Form of Proxy of Magna Group, Inc. (previously filed).



   99.2         Form of Proxy of Union Planters Corporation. (previously filed).

ITEM 22. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (2) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (3) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (7) That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (8)    That every prospectus: (i) that is filed pursuant to Paragraph
(7) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-effective amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on this the 26th day of May, 1998.


                                   REGISTRANT

                                   UNION PLANTERS CORPORATION

                                   By:/s/ Benjamin W. Rawlins, Jr.
                                      ------------------------------------------
                                      Benjamin W. Rawlins, Jr.
                                      Chairman of the Board and Chief Executive
                                      Officer




         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and at the dates indicated.


         SIGNATURES                                 TITLE                                   DATE
         ----------                                 -----                                   ----
/s/ Benjamin W. Rawlins, Jr.              Chairman of the Board, Chief Executive         May 26, 1998
------------------------------------        Officer, Director (Principal
      Benjamin W. Rawlins, Jr.              Executive Officer)


/s/ Jackson W. Moore*                     President, Chief Operating Officer,            May 26, 1998
------------------------------------        Director
          Jackson W. Moore


/s/ John W. Parker*                       Executive Vice President and                   May 26, 1998
------------------------------------        Chief Financial Officer
           John W. Parker                   (Principal Financial Officer)


/s/ M. Kirk Walters*                      Senior Vice President, Treasurer,              May 26, 1998
------------------------------------        and Chief Accounting Officer
           M. Kirk Walters


/s/ Edgar H. Bailey*                      Vice Chairman of the Board                     May 26, 1998
------------------------------------        and Director
           Edgar H. Bailey

         SIGNATURES                                 TITLE                                   DATE
         ----------                                 -----                                   ----
/s/ Albert M. Austin*                              Director                              May 26, 1998
------------------------------------
         Albert M. Austin


/s/ Marvin E. Bruce*                               Director                              May 26, 1998
------------------------------------
           Marvin E. Bruce


/s/ George W. Bryan*                               Director                              May 26, 1998
------------------------------------
           George W. Bryan


/s/ James E. Harwood*                              Director                              May 26, 1998
------------------------------------
          James E. Harwood


/s/ Parnell S. Lewis, Jr.*                         Director                              May 26, 1998
------------------------------------
        Parnell S. Lewis, Jr.


/s/ C. J. Lowrance, III*                           Director                              May 26, 1998
------------------------------------
         C. J. Lowrance, III


/s/ Stanley D. Overton*                            Director                              May 26, 1998
------------------------------------
         Stanley D. Overton


/s/ Dr. V. Lane Rawlins*                           Director                              May 26, 1998
------------------------------------
         Dr. V. Lane Rawlins


/s/ Donald F. Schuppe*                             Director                              May 26, 1998
------------------------------------
          Donald F. Schuppe


/s/ Mike P. Sturdivant*                            Director                              May 26, 1998
------------------------------------
         Mike P. Sturdivant


/s/ David M. Thomas*                               Director                              May 26, 1998
------------------------------------
           David M. Thomas


                                                   Director                              _________, 1998
------------------------------------
      Richard A. Trippeer, Jr.


                                                   Director                              _________, 1998
------------------------------------
         Spence L. Wilson



* By: /s/ E. James House, Jr.

-----------------------------
 E. James House, Jr.
 Attorney-in-Fact

                                  EXHIBIT INDEX



                  The following exhibits are filed herein:


Exhibit No.                              Description
------------    ----------------------------------------------------------------


    2.1 Agreement and Plan of Reorganization, dated as of February 22, 1998, by and between Union Planters Corporation and Magna Group, Inc. (Included as Appendix A to the Joint Proxy Statement included as part of this Registration Statement.)



    2.2 Plan of Merger of Magna Group, Inc. into and with Union Planters Holding Corporation. (Included as Appendix B to the Joint Proxy Statement included as part of this Registration Statement.)












    5.1 Opinion of E. James House, Jr., Secretary and Manager of the Legal Department of Union Planters Corporation, as to the validity of the shares of UPC Common Stock.



    8.1 Opinion of Alston & Bird LLP as to federal income tax consequences.



    8.2 Opinion of Wachtell, Lipton, Rosen & Katz as to federal income tax consequences.






   23.3 Consent of E. James House, Jr., Secretary and Manager of the Legal Department of Union Planters Corporation (included in
                Exhibit 5.1).



   23.4         Consent of Alston & Bird LLP (included in Exhibit 8.1).



   23.5         Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit
                8.2).